UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 24, 2020

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in Item 1.02, incorporated into this Item 1.01, effective July 24, 2020, Palatin Technologies, Inc. (“Palatin”) entered into a Termination Agreement (the “Termination Agreement”) with AMAG Pharmaceuticals, Inc. (“AMAG”). Pursuant to the Termination Agreement, Palatin will assume Vyleesi® (bremelanotide injection) manufacturing contracts with Catalent Belgium S.A. (“Catalent”), a subsidiary of Catalent Pharma Solutions, Inc., to manufacture drug product and prefilled syringes and assemble prefilled syringes into an auto-injector device (the “Catalent Agreement”), Ypsomed AG (“Ypsomed”), to manufacture the auto-injector device (the “Ypsomed Agreement”), and Lonza Ltd. (“Lonza”), to manufacture the active pharmaceutical ingredient peptide (the “Lonza Agreement”).

Palatin originally entered into the Catalent Agreement on June 20, 2016, and subsequently assigned the Catalent Agreement to AMAG pursuant to a License Agreement by and between Palatin and AMAG, dated January 8, 2017. Upon entering into the Termination Agreement, the Catalent Agreement is being assigned to Palatin. The initial term of the Catalent Agreement is for five years after August 21, 2019, the date that is 60 days from the date on which the Food and Drug Administration gave market regulatory approval to Vyleesi, unless earlier terminated in accordance with the terms of the Catalent Agreement. The initial term of the Catalent Agreement will be automatically extended for one 24-month period unless either party notifies the other of its desire to terminate as of the end of the initial term as outlined in the Catalent Agreement. The Catalent Agreement may be terminated immediately by either party if the other party files a petition in bankruptcy, enters into an agreement with its creditors or takes similar action, or if the other party materially breaches any of the provisions of the Catalent Agreement and such breach is not cured within the period outlined in the Catalent Agreement. Palatin may terminate the Catalent Agreement if Catalent fails to supply products in accordance with the Catalent Agreement, or if Palatin provides notice and pays a termination penalty. There are specified minimum purchase requirements under the Catalent Agreement, and under specified circumstances, termination fees may be payable upon termination of the Catalent Agreement by Palatin.

AMAG entered into the Lonza Agreement on June 1, 2018, and upon Palatin and AMAG entering into the Termination Agreement, the Lonza Agreement is being assigned to Palatin. The term of the Lonza Agreement is through December 31, 2022. The Lonza Agreement may be terminated if the other party materially breaches any provisions of the Lonza Agreement and such breach is not cured within the period outlined in the Lonza Agreement, by Palatin if Palatin is required to withdraw the defined product from the market, or by either party, if the other party becomes insolvent, is dissolved, files a petition in bankruptcy or takes similar action. There are specified minimum purchase requirements under the Lonza Agreement, and under specified circumstances, termination fees may be payable upon termination of the Lonza Agreement by Palatin.

AMAG entered into the Ypsomed Agreement on December 20, 2018, and upon Palatin and AMAG entering into the Termination Agreement, the Ypsomed Agreement is being assigned to Palatin. The initial term of the Ypsomed Agreement is through December 31, 2025, with automatic renewal for successive one-year periods unless either party terminates the Ypsomed Agreement by ten months’ written notice prior to the expiration of the Ypsomed Agreement or any automatic renewal period. The Ypsomed Agreement may be terminated if the other party materially breaches any provisions of the Ypsomed Agreement and such breach is not cured within the period outlined in the Ypsomed Agreement, by Palatin if Palatin is required to withdraw the defined product from the market, or by either party, if there is a change of control of the other party or the other party becomes insolvent, is dissolved, files a petition in bankruptcy or takes similar action. There are specified minimum purchase requirements under the Ypsomed Agreement, and under specified circumstances, termination fees may be payable upon termination of the Lonza Agreement by Palatin.

The foregoing is only a summary of the material terms of the Catalent Agreement, the Ypsomed Agreement and the Lonza Agreement, does not purport to be a complete description of the rights and obligations of the parties under the agreements, and is qualified in its entirety by reference to each agreement. Palatin expects to file the Catalent Agreement, the Ypsomed Agreement and the Lonza Agreement as exhibits to its Annual Report on Form 10-K for the fiscal year ending June 30, 2020.

Item 1.02 Termination of a Material Definitive Agreement.

Palatin previously disclosed that AMAG planned to divest certain of its women’s healthcare products, including Vyleesi®, which it exclusively licensed from Palatin for North America. In connection with AMAG’s divestiture, to protect its rights as the Vyleesi licensor and the value of the Vyleesi program, Palatin entered into the Termination Agreement with AMAG.

The Termination Agreement terminates, effective July 24, 2020, the License Agreement by and between Palatin and AMAG, dated January 8, 2017, relating to North American marketing of Vyleesi (bremelanotide injection) for the treatment of hypoactive sexual desire disorder in premenopausal women.

Under the Termination Agreement, Palatin regains all North American development and commercialization rights for Vyleesi. AMAG will make a $12 million payment to Palatin at closing and a $4.3 million payment to Palatin on March 31, 2021. Palatin will assume all Vyleesi manufacturing agreements, and AMAG will transfer to Palatin all information, data, and assets related exclusively to Vyleesi, including existing inventory. AMAG will provide certain transitional services to Palatin for a period of time to ensure continued patient access to Vyleesi during the transition to Palatin. Palatin will reimburse AMAG for the costs of the transition services.

The foregoing summary is qualified in its entirety by the full text of the License Agreement by and between Palatin and AMAG, which was filed as Exhibit 10.1 to Palatin’s Quarterly Report on Form 10-Q filed on February 10, 1017, and to the Termination Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K, and both are incorporated by reference herein.

Item 8.01 Other Events.

On July 27, 2020, Palatin issued a press release disclosing the mutual termination of the license agreement with AMAG for Vyleesi and announcing a teleconference and webcast to be held July 27, 2020 at 8:30 a.m. Eastern time, which will include a discussion on Palatin’s Vyleesi program. We have attached a copy of the press release as Exhibit 99.1 to this report and it is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1*
Termination Agreement between Palatin Technologies, Inc. and AMAG Pharmaceuticals, Inc., dated July 24, 2020

99.1           Press Release, dated July 27, 2020

 *
Confidential portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K and Palatin Technologies, Inc. agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request. The confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: July 27, 2020	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

10.1*
Termination Agreement between Palatin Technologies, Inc. and AMAG Pharmaceuticals, Inc., dated July 24, 2020

99.1
Press Release, dated July 27, 2020

*
Confidential portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K and Palatin Technologies, Inc. agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request. The confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.